FIRST AMENDMENT TO APPFOLIO, INC. NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN THIS FIRST AMENDMENT TO THE APPFOLIO, INC. NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN (this “Amendment”) is adopted on April 22, 2025, with reference to the following facts: RECITALS WHEREAS, AppFolio, Inc. (“AppFolio” or the “Company”) established a Non-Employee Director Deferred Compensation Plan, which was adopted by its Board of Directors (the “Board”) on August 12, 2021 (the “Plan”); WHEREAS, the Plan establishes the Compensation Committee of the Board as the Administrator (as defined in the Plan) of the Plan, with the authority to manage the operation and administration of the Plan, including but not limited to, creating, amending and rescinding rules or regulations relating to the Plan; WHEREAS, at the Company’s Annual Meeting of Stockholders on June 14, 2024, the Company’s stockholders approved the Company’s 2025 Omnibus Incentive Plan (“the 2025 Omnibus Incentive Plan”); WHEREAS, on January 1, 2025 (the “Effective Date”), the 2025 Omnibus Incentive Plan superseded and replaced the 2015 Stock Incentive Plan (as defined in the Plan) and no further awards will be granted under the 2015 Stock Incentive Plan, but the 2015 Stock Incentive Plan will continue to govern outstanding awards granted under the 2015 Stock Incentive Plan; and WHEREAS, the Administrator desires to amend the Plan to reflect compensation awarded under the 2025 Omnibus Incentive Plan, in addition to compensation previously awarded under the 2015 Stock Incentive Plan. AGREEMENTS NOW THEREFORE, the Administrator amends the Plan as follows: 1. Definitions . Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Plan.

2. Amendments to the Plan . As of the Effective Date, the Plan is hereby amended and modified as follows: (a) Article 2. Definitions. The following definition is added to the Plan: “2025 Omnibus Incentive Plan” shall mean the Company’s 2025 Omnibus Incentive Plan. In Section 2.17, the definition of “Corporate Transaction” shall be amended to state: “Corporate Transaction” shall have the meaning set forth in either the 2015 Stock Incentive Plan or the 2025 Omnibus Incentive Plan, as applicable, provided that, if (i) a transaction does not qualify as a change in control event within the meaning of Section 409A of the Code and (ii) treating such transaction as a Corporate Transaction would cause, give rise to or otherwise result in a failure to satisfy the distribution requirements of Section 409A(a)(2)(A) of the Code (to the extent the Plan and the applicable Deferral Election are not exempt therefrom), then the transaction will not be deemed a Corporate Transaction. In Section 2.26, the definition of “Fair Market Value” shall be amended to state: Depending on the plan under which stock is awarded, “Fair Market Value” shall mean the value of one share of Class A common stock, as awarded under either the 2015 Stock Incentive Plan or the 2025 Omnibus Incentive Plan, as applicable. In Section 2.33, the definition of “Restricted Stock Unit” shall be amended to state: Depending on the plan under which stock is awarded, “Restricted Stock Unit” shall mean a right to receive an amount equal to the Fair Market Value of one share of Class A Common Stock issued pursuant to either the 2015 Stock Incentive Plan or the 2025 Omnibus Incentive Plan, subject to any restrictions or conditions as applicable under either of the plans respectively. In Section 2.40, the definition of “Stock Incentive” shall be amended to state: “Stock Incentive” means the delivery of Class A Common Stock of the Company, payment of cash or a combination thereof upon the exercise, vesting or settlement of all or a portion of any Award, to which a Participant is entitled, under, and within the meaning of, the 2015 Stock Incentive plan or the 2025 Omnibus Incentive Plan. (b) Article 3. Eligibility; Deferral Election; Conversion of Annual Fees In Section 3.8, the final sentence shall be amended to state: Converted Restricted Stock Units will be granted pursuant to the terms and conditions of the 2015 Stock Incentive Plan or 2025 Omnibus Incentive Plan, depending on the plan that is in effect at the time of grant. 3. Limited Effect . Except as expressly provided in this Amendment, all of the terms and provisions of the Plan are and will remain in full force and effect and are hereby ratified and confirmed. On and after the Effective Date, each reference to “the Plan”," "hereunder," "hereof," "herein," or words of like import, and each reference to the Plan in any other agreements, documents, or instruments executed and delivered pursuant to, or in connection with, the Plan will mean and be a reference to the Plan as amended by this Amendment.